UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2025

SUNOCO LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35653	30-0740483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 400 Dallas, Texas		75225
(Address of Principal Executive Offices)		(Zip Code)

(214) 981-0700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Units Representing Limited Partner Interests	SUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 31, 2025, Sunoco LP, a Delaware limited partnership (“Sunoco”), completed the previously announced acquisition of Parkland Corporation, an Alberta Corporation (“Parkland”), contemplated by the Arrangement Agreement, dated as of May 4, 2025, by and among Sunoco, SunocoCorp LLC, a Delaware limited liability company (“SunocoCorp”), Parkland, and 2709716 Alberta ULC, an Alberta unlimited liability corporation (as amended on May 26, 2025 and October 10, 2025, the “Arrangement Agreement”). In accordance with the Arrangement Agreement and pursuant to the Plan of Arrangement attached thereto (the “Plan of Arrangement”), Sunoco acquired all of the issued and outstanding common shares of Parkland (the “Parkland Shares”) by way of a court-approved plan of arrangement under Section 193 of the Business Corporations Act (Canada) (the “Arrangement”) and Parkland became an indirect, wholly owned subsidiary of Sunoco.

Pursuant to the Arrangement, after taking into account the elections made by Parkland shareholders and the proration, maximum amounts and adjustments set forth in the Plan of Arrangement, each holder of Parkland Shares became entitled to receive as consideration for each Parkland Share held immediately prior to the effective time of the Arrangement (the “Effective Time”), and in accordance with the Plan of Arrangement:

•

with respect to each Parkland shareholder electing to receive a mix of cash and units (or who did not make an election or was otherwise deemed to have elected to receive a mix of cash and SunocoCorp Common Units (as defined below)), CAD$19.80 in cash and 0.295 common units representing limited liability company interests in SunocoCorp (the “SunocoCorp Common Units”);

•	with respect to each Parkland shareholder electing to receive cash consideration, approximately CAD$21.82 in cash and approximately 0.270 SunocoCorp Common Units; and

•	with respect to each Parkland shareholder duly and properly electing to receive unit consideration, approximately 0.536 SunocoCorp Common Units.

After giving effect to the elections made by the Parkland shareholders and the maximum amounts and pro-rationing set forth in the Plan of Arrangement, the aggregate consideration payable to Parkland shareholders in connection with the consummation of the Arrangement, consists of approximately CAD$3.458 million in cash and approximately 51.5 million SunocoCorp Common Units.

In connection with the consummation of the Arrangement, Sunoco issued to SunocoCorp a number of limited partnership interests in Sunoco (the “Sunoco Class D Units”) equal to the number of SunocoCorp Common Units issued pursuant to the Arrangement. The Sunoco Class D Unis, which are economically equivalent to Sunoco’s publicly-traded common units (the “Sunoco Common Units”), were issued to SunocoCorp in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended. Based on the number of SunocoCorp Common Units issued pursuant to the Arrangement, as of the Effective Time, SunocoCorp owns approximately a 27.4% interest in Sunoco’s outstanding common units (i.e., treating the Sunoco Common Units and Sunoco Class D Units as if they were a single class).

In addition, pursuant to the Arrangement Agreement and the Plan of Arrangement, at the Effective Time:

•

each option to purchase Parkland Shares (an “Option”) outstanding at the Effective Time was deemed to be fully vested, surrendered and transferred by the holder of such Option to Parkland, and in respect of such Option, the holder thereof became entitled to receive, without interest and subject to applicable withholding, (i) if the Option is in-the-money, an amount of cash equal to the amount by which the volume weighted average trading price of the Parkland Shares on the Toronto Stock Exchange for the five trading days on which the Parkland Shares traded immediately preceding the business day prior to the date on which the Arrangement became effective (the “Fair Market Value”) exceeds the applicable exercise of such Option, and (ii) if the Option is not in-the-money, no consideration;

•

each Parkland restricted share unit (“RSU”) outstanding at the Effective Time, including any fractional RSUs, was deemed to be fully vested (in the case of an RSU with vesting conditions based on performance criteria, based on a vesting multiplier of 1.25), surrendered and transferred by the holder of such RSU to Parkland, and the holder thereof became entitled to receive cash, without interest and subject to applicable withholding, in an amount equal to the Fair Market Value; and

•

each Parkland deferred share unit (“DSU”) outstanding at the Effective Time, including any fractional DSUs, was deemed to be redeemed by and surrendered and transferred by the holder of such DSU to Parkland, and the holder thereof became entitled to receive cash, without interest and subject to applicable withholding, in an amount equal to the Fair Market Value.

The foregoing description of the Arrangement Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Arrangement Agreement, the First Amending Agreement to the Arrangement Agreement, dated as of May 26, 2025, and the Second Amending Agreement to the Arrangement Agreement, dated as of October 10, 2025, which are filed as Exhibits 2.1, 2.2. and 2.3, respectively, to this Current Report on Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2025, in connection with the consummation of the Arrangement, Sunoco entered into an Omnibus Agreement with SunocoCorp (the “Omnibus Agreement”), pursuant to which, among other things, during the term of the agreement, (i) Sunoco will indemnify SunocoCorp, its managing member and SunocoCorp’s officers, employees, agents and representatives from certain liabilities incurred by SunocoCorp in connection with carrying on its business as provided for in SunocoCorp’s limited liability company agreement, including liabilities from any litigation brought against SunocoCorp by holders of SunocoCorp Common Units, and (ii) Sunoco agreed to provide all general and administrative services necessary or useful for the conduct of SunocoCorp’s business and pay on SunocoCorp’s behalf or otherwise reimburse SunocoCorp for any costs and expenses incurred by SunocoCorp for any such services as well as certain other costs and expenses, including the salaries and related benefits and expenses of any SunocoCorp personnel and the expenses and expenditures incurred by SunocoCorp as a result of becoming and continuing as a publicly-traded company. Sunoco’s indemnification obligations will not apply to (a) any liabilities relating to or arising out of any business, operations or financing activities engaged in by SunocoCorp following the completion of the Arrangement that are not related to its business of owning, directly or indirectly, partnership interests in Sunoco and activities incidental thereto and financing activities engaged in under the agreement or (b) any federal, state or local income taxes payable by SunocoCorp.

The Omnibus Agreement also includes provisions relating to the intended economic alignment between the SunocoCorp Common Units and the Sunoco Common Units. In particular, (i) from October 31, 2025 until December 31, 2027, Sunoco will be required to ensure that SunocoCorp has sufficient cash available for distribution for SunocoCorp to pay distributions on each SunocoCorp Common Unit in an amount equal to 100% of the distributions paid by Sunoco on each Sunoco Common Unit for each fiscal quarter and (ii) Sunoco and SunocoCorp agree that is their intention, absent certain changes in circumstances, to keep the number of Sunoco Class D Units held by SunocoCorp equal to the number of SunocoCorp Common Units issued by SunocoCorp, including provisions to address potential offerings of SunocoCorp Common Units or any employee equity awards issued by SunocoCorp.

In the event of certain triggering events, including events related to the ownership of the SunocoCorp managing member interest or Sunoco general partner interest or SunocoCorp engaging, directly or indirectly, in any business or operations unrelated to its investment in Sunoco, SunocoCorp and Sunoco have agreed to renegotiate any needed amendments to the agreement in good faith so as to preserve, to the extent possible, their original intention to maintain economic and governance alignment between SunocoCorp and Sunoco. If Sunoco and SunocoCorp are unable to agree on the necessary amendments to the Omnibus Agreement or that no such amendments are necessary within the time period prescribed by the Omnibus Agreement, either party may terminate the Omnibus Agreement by written notice to the other parties thereto.

This summary is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Sunoco Class D Units is incorporated by reference into this Item 3.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Sunoco LPA Amendment

On October 31, 2025, in connection with the issuance of the Sunoco Class D Units to SunocoCorp pursuant to the Arrangement, Sunoco GP LLC, the general partner of Sunoco amended Sunoco’s Third Amended and Restated Agreement of Limited Partnership, dated as of September 18, 2025 (the “LPA Amendment”), to establish the rights and obligations of the Sunoco Class D Units.

The LPA Amendment, among other things, provides that, (i) the Sunoco Class D Units will generally vote together as a single class with the Sunoco Common Units on any matters on which the Sunoco Common Units are entitled to vote, on the basis of one vote per Sunoco Class D Unit, and (ii) the Sunoco Class D Units are economically equivalent to the Sunoco Common Units, except for the distribution equivalization rights described below, including that no distribution may be made on the Sunoco Common Units unless an equal distribution is simultaneously made on the Sunoco Class D Units. In addition, the LPA Amendment provides that during the period beginning October 31, 2025 through December 31, 2027, Sunoco will ensure that SunocoCorp has cash necessary and sufficient to pay distributions on each SunocoCorp Common Unit for each quarter during such period in an amount equal to 100% of the distributions paid by Sunoco on each Sunoco Common Unit during such quarter, including, among other things, by the Sunoco general partner causing Sunoco to make additional distributions on the Sunoco Class D Units simultaneously with its quarterly equal distribution on the Sunoco Common Units and Sunoco Class D Units.

The foregoing description of the LPA Amendment does not purport to be complete and is qualified in its entirety by reference to the LPA Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Sunoco GP LLC Agreement Amendment

In addition, in connection with the consummation of the Arrangement, Energy Transfer LP, a Delaware limited partnership and the sole member of Sunoco GP (“Energy Transfer”), amended and restated Sunoco GP’s Amended and Restated Limited Liability Company Agreement, dated as of September 25, 2012 (as amended), to, among other things, account for and otherwise permit the transactions contemplated by the Delegation Agreement (as defined below) (the “Sunoco GP Second A&R LLCA”).

The foregoing description of the Sunoco GP Second A&R LLCA does not purport to be complete and is qualified in its entirety by reference to the Sunoco GP Second A&R LLCA, a copy of which is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

Delegation Agreement

In connection with the consummation of the Arrangement, Sunoco’s general partner entered into a Delegation Agreement, dated as of October 27, 2025 (the “Delegation Agreement”), with Energy Transfer and SunocoCorp, pursuant to which, among other things, Energy Transfer delegated all of its power and authority to elect, appoint and remove the members of the board of directors of Sunoco’s general partner to SunocoCorp.

Under the Delegation Agreement, Sunoco’s general partner also agreed that, for so long as any equity securities of SunocoCorp are listed on a national securities exchange or are not wholly-owned by Energy Transfer or its subsidiaries, it will not (i) propose or make any amendments to Sunoco’s limited partnership agreement that would adversely affect the rights delegated to SunocoCorp under the Delegation Agreement or (ii) withdraw as general partner of Sunoco or assign or transfer its general partner interest in Sunoco.

Press Release

On November 3, 2025, SunocoCorp and Sunoco issued a joint press release announcing the completion of the Arrangement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Investor Presentation

On November 3, 2025, Sunoco issued an investor presentation, a copy of which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

The audited consolidated financial statements of Parkland Corporation for the years ended December 31, 2024 and December 31, 2023, and the accompanying notes thereto, were previously filed with the SEC as part of the Current Report on Form 8-K filed by Sunoco on September 4, 2025 and pursuant to General Instruction B.3 of Form 8-K are not required to be filed herewith.

The unaudited interim consolidated financial statements of Parkland Corporation for the six months ended June 30, 2025 and June 30, 2024, and the accompanying notes thereto, were previously filed with the SEC as part of the Current Report on Form 8-K filed by Sunoco on September 4, 2025 and pursuant to General Instruction B.3 of Form 8-K are not required to be filed herewith.

(b)  Pro Forma Financial Information.

The unaudited pro forma combined financial information with respect to the Arrangement required by this Item 9.01 is filed as Exhibit 99.3 hereto and is incorporated by reference herein.

(d)  Exhibits.

Exhibit No.	Description

2.1	Arrangement Agreement, dated as of May 4, 2025, by and among Sunoco LP, SunocoCorp LLC (f/k/a NuStar GP Holdings LLC), 2709716 Alberta ULC (f/k/a 2709716 Alberta Ltd.) and Parkland Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Sunoco LP on May 6, 2025).

2.2	First Amending Agreement, dated as of May 26, 2025, by and among Sunoco LP, 2709716 Alberta ULC (f/k/a 2709716 Alberta Ltd.), SunocoCorp LLC (f/k/a NuStar GP Holdings, LLC), and Parkland Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Sunoco LP on May 28, 2025).

2.3	Second Amending Agreement, dated as of October 10, 2025, by and among Sunoco LP, 2709716 Alberta ULC, SunocoCorp LLC, and Parkland Corporation.

3.1	Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated as of October 31, 2025.

3.2	Second Amended and Restated Limited Liability Company Agreement of Sunoco GP LLC, dated as of October 28, 2025.

10.1	Omnibus Agreement, dated as of October 31, 2025, between Sunoco LP and SunocoCorp LLC.

99.1	Joint Press Release of Sunoco LP and SunocoCorp LLC, dated November 3, 2025.

99.2	Investor Presentation, dated November 3, 2025.

99.3	Sunoco LP unaudited pro forma combined financial information (incorporated by reference to Exhibit 99.5 to the Current Report on Form 8-K filed by Sunoco LP on September 4, 2025).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP By: SUNOCO GP LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

Date: November 3, 2025